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                                                                    EXHIBIT 99.6

                          [FORM OF COMCAST PROXY CARD]

                           [FORM OF PROXY -- CLASS A]

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

                       OF DIRECTORS OF COMCAST CORPORATION



The undersigned, a holder of Class A Common Stock of COMCAST CORPORATION (the "Company"), hereby constitutes and appoints RALPH J. ROBERTS and STANLEY WANG, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Special Meeting of Shareholders of the Company to be held on July 10, 2002 at 10:00 a.m., local time, at The Doubletree Hotel Philadelphia, Broad and Locust Streets, Philadelphia, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present, as follows:



IMPORTANT NOTICE: All special meeting attendees may be asked to present a valid government-issued photo identification (federal, state or local), such as a driver's license or passport, before entering the special meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the special meeting, and attendees will be subject to security inspections.


Unless otherwise specified, the shares will be voted "FOR" the proposals set forth on the reverse side. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT FOR THE SPECIAL MEETING.

                                                              [See Reverse Side]

           (Continued and to be dated and signed on the reverse side)
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                              FOLD AND DETACH HERE
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     [X] Please mark your votes as in this example.

          1. To approve and adopt the merger agreement and the transactions contemplated by the merger agreement.

               [ ] FOR            [ ] AGAINST         [ ] ABSTAIN


          2. To approve the AT&T Comcast charter (Note: To approve and adopt the merger agreement and the transactions contemplated by the merger agreement, shareholders must also approve this proposal).

               [ ] FOR            [ ] AGAINST         [ ] ABSTAIN



          3. To approve and adopt an amendment to Comcast's articles of incorporation to allow the implementation of the Preferred Structure (as described in the proxy statement).


               [ ] FOR            [ ] AGAINST         [ ] ABSTAIN


          4. To vote on such other business which may properly come before the Special Meeting.




                 Change of address and/or comments mark here [ ]

     The signer hereby revokes all previous proxies given by the signer to vote at the Special Meeting or any adjournments thereof.

     NOTE: Please sign this proxy card exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.

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SIGNATURE(S)                                DATE


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IF VOTING BY MAIL, FOLD AND DETACH HERE AND RETURN PROPERLY EXECUTED PROXY CARD
IN ENCLOSED POSTAGE-PRE-PAID ENVELOPE

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[logo of Comcast Corporation appears here]


                           Proxy Voting Instructions

          VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK

Your vote is important. Casting your vote in one of three ways described on this instruction card votes all shares of Class A Common Stock of Comcast Corporation that you are entitled to vote. We urge you to promptly cast your vote by:

[Telephone logo]    *    Using a touch-tone telephone to vote by telephone
                         toll-free from the U.S. or Canada. Simply dial
                         1-877-779-8683 and follow the instructions. When prompted for your "Voter Control Number," enter the number printed at the top right hand corner of this card. When you are finished voting, your vote will be confirmed and the call will end.


[Computer logo]     *    Accessing the World Wide Web site
                         http://www.eproxyvote.com/cmcsa1 to vote via the internet. When prompted for your "Voter Control
                         Number," enter the number printed at the top right hand corner of this card. When you are finished voting, your vote will be confirmed.

[Mail logo]         *    Completing, dating, signing and mailing the proxy card
                         in the postage-paid envelope included with the proxy statement or sending it to Comcast Corporation, c/o
                         EquiServe Trust Company N.A., P.O. Box 8609, Edison,
                         New Jersey 08818-8609.

If you choose to vote by telephone or via the internet, there is no need to mail in your proxy card.

VOTES SUBMITTED BY TELEPHONE OR VIA THE INTERNET AS DESCRIBED HEREIN MUST BE RECEIVED BY 5:00 PM EASTERN TIME ON JULY 9, 2002.